Exhibit 10.3

FIRST AMENDMENT

TO

FIREFLY AUTOMATIX, INC. 2016 STOCK PLAN

This First Amendment to FireFly Automatix, Inc. 2016 Stock Plan (this “Amendment”) is adopted by the Board of Directors (the “Board”) of FireFly Automatix, Inc., a Delaware corporation (“Company”).

WHEREAS, the Board and stockholders of the Company (the “Stockholders”) previously adopted the Company’s 2016 Stock Plan dated effective as of February 10, 2016 (the “Plan”), a copy of which is attached hereto as Exhibit A;

WHEREAS, Section 11(b) of the Plan provides that the Plan may be amended by the Board subject to approval by the Stockholders if the amendment increases the number of shares of common stock of the Company available for issuance under the Plan; and

WHEREAS, in accordance with Section 11(b) of the Plan, the Board now desires to amend the Plan to increase the number of shares of common stock of the Company subject to the Plan from 5,000,000 to 7,235,215.

NOW THEREFORE, the Plan is hereby modified as follows:

1.	Amendment to Section 4. The first sentence of Section 4(a) of the Plan is hereby deleted in its entirety and replaced with the following:

Not more than 7,235,215 Shares may be issued under the Plan (subject to Subsection (b) below and Section 8).

2.	No Further Modifications. Except as specifically modified or amended by this Amendment, the Plan shall remain in full force and effect, and the Plan as modified by this Amendment is hereby ratified and confirmed.

3.	Governing Law. This Amendment shall be governed by the internal law of the State of Delaware.

Adopted by the Board of Directors: January 13, 2023.

Approved by the Stockholders: January 25, 2023.